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                                                                   EXHIBIT 10.12

                           FIRST AMENDMENT TO LEASE

     THIS FIRST AMENDMENT TO LEASE is made and entered into this 18th day of March, 1997 by and between SFO OFFICE ASSOCIATES LLC, a California limited liability company ("Landlord") and MEGABIOS CORP., a California corporation ("Tenant").

     1. Recitals. This First Amendment to Lease ("Agreement") is made with
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reference to the following:

        1.1. Provident Life and Accident Insurance Company, a Tennessee Corporation ("Provident") and Tenant were the original parties to a lease dated December 21, 1993 ("Lease") whereby Provident leased to Tenant and Tenant hired from Provident the following real property (collectively, the "Premises") situated in the City of Burlingame, San Mateo County, California:

             (a) All of the rentable space within "Building A" of the property commonly known and designated as 863 Mitten Road (the "Building A Space")

             (b) A portion (more particularly described in the Lease) of the rentable space within "Building C" of the property commonly known and designated as 863 Mitten Road (the "Building C Space").

     The Building A Space and the Building C Space together comprise approximately 27,279 rentable square feet.

        1.2. Landlord is successor in interest to Provident as owner of the real property in which the Premises is situated and as landlord under the Lease and as such is, among other things, a "successor Landlord" for purposes of Paragraph l4(b)(iii)B of the Lease. The Initial Term shall expire November 30, 1999, for the purposes of Paragraph 14(b)(iii).

        1.3. Pursuant to the Lease, Tenant was granted an option to lease additional space in Building C ("Option to Expand") and an option to extend the initial five (5) year term of the Lease for an additional five (5) year period ("Option to Extend").

        1.4. The Lease is in full force and effect and Tenant currently is in possession of and occupies all of the Premises.

        1.5. Tenant, by this Agreement, is hereby exercising the Option to Expand to include within the Premises the remaining rentable space in Building C comprised of approximately 7,394 rentable square feet ("Additional Space"). By License Agreement dated January 17, 1997 ("License Agreement"), Landlord granted to Tenant a license to immediately enter the Additional Space for the purpose of inspecting said space, removing asbestos-containing floor sealing and mastic (with Landlord's prior written permission), and demolishing certain existing interior improvements.

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        1.6. Tenant, by this Agreement, is hereby exercising the Option to
Extend, and Landlord and Tenant have agreed upon the terms of an additional option to extend the Lease Term.

        1.7. Contemporaneously with the execution of this Agreement, Landlord and Tenant have executed a lease ("Building E Lease") whereby Landlord is leasing to Tenant and Tenant is hiring from Landlord all of the rentable space within "Building E" of the property commonly known and designated as 866 Malcolm Road (the "Building E Space"). The initial term of the Building E Lease is for a period of ten (10) years ("Building E Lease Initial Term"), and Tenant is granted therein an option to extend such term for an additional period of five
(5) years ("Building E Lease Extension Term").

        1.8. Landlord and Tenant desire and intend by this Agreement to amend the Lease in order to make certain changes thereto which are necessitated by Tenant's exercise of the Option to Expand and exercise of the Option to Extend and to make additional changes thereto that have been agreed upon by Landlord and Tenant all as more particularly set forth below.

     WHEREFORE, in consideration of the mutual covenants herein made and other good and valuable consideration, the receipt of which is acknowledged, the parties hereto hereby agree as follows:

     2. Recitals Correct. The Recitals set forth in Section 1 above are true and
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correct and are part of this Agreement.

     3. Additional Premises. Pursuant to Tenant's exercise of the Option to
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Expand, commencing on the date of this Agreement ("Additional Space Delivery
Date"), the Additional Space shall (except as otherwise provided in this Agreement) become subject the terms of this Lease as modified by this Agreement. Commencing on the Additional Space Rent Commencement Date (as defined in Paragraph 7 below), the total rentable area pursuant to the Lease is agreed by Landlord and Tenant to be 34,673 rentable square feet. On the Additional Space Delivery Date, Landlord shall deliver the Additional Space to Tenant for Tenant's exclusive use and occupancy, and Tenant shall thereafter have the exclusive right to take possession of and occupy the Additional Space in accordance with all of the terms and conditions of the Lease as modified by this Agreement. Tenant's occupancy of the Additional Space from and after the Additional Space Delivery Date shall be pursuant to the terms of the Lease, as hereby amended, which shall supersede the provisions of the License Agreement. The condition of the Additional Space as delivered to Tenant, Landlord's obligations with respect to tenant improvements, the commencement of rent obligations for the Additional Space and the computation of any credit against rent for Option Consideration paid with respect to the Additional Space shall all be determined by Landlord and Tenant as provided in Section 1(c) of the Lease; provided, however, Landlord and Tenant agree that Landlord has performed and completed all removal of Hazardous Materials as described in Paragraph 1(c)(2)(a) of the Lease and all seismic and other work described in Paragraph 1(c)(2)(c) of the Lease and that no further work of either nature shall be required. For purposes of computing the "Increment Allowance"

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for tenant improvements to the Additional Space, the term "Initial Term" shall mean the Term of the Lease prior to Tenant's exercise of the Option to Extend.

     4. Right of First Refusal. The words "Lease Term" in Paragraph 1(d) of the
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Lease are hereby deleted and the words "Initial Term" are substituted in place thereof. The last sentence of Paragraph 1(d)(2) of the Lease is hereby amended to delete the parenthetical phrase "(except as expressly modified by this paragraph 1(d))." Paragraph 1(d)(3) of the Lease is hereby deleted in its entirety.

     5. Term. Pursuant to Tenant's exercise of the Option to Extend, Paragraph
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3(a) of the Lease is hereby amended in its entirety to read as follows:

        "3.(a) Initial Term. The initial term of this Lease shall be for a
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     period of ten (10) years and 23 days commencing on November 8, 1994
     ("Commencement Date") and ending on November 30, 2004 (the "Initial
     Term"). "


     6. Option to Extend. Paragraph 3(b) of the Lease is hereby amended in its
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entirety to read as follows:

        "3.(b) Option to Extend Initial Term. Provided that Tenant is not in
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     default in any of the provisions of this Lease, at the time of the exercise of the option to extend set forth in this Paragraph 3(b), Tenant may elect to extend the Initial Term of this Lease ("Option Term"). The Option Term shall be for a period commencing upon the expiration of the Initial Term and ending on the same date as the termination date of the Building E Lease Initial Term; provided, however, that if Tenant, concurrently with the exercise of this option, has the right, and validly exercises such right, to extend the term of the Building E Lease as provided therein, the Option Term shall end on the same date as the termination date of the Building E Lease Extension Term. It is the intent of this Paragraph that the Initial Term of this Lease may only be extended to a period which is coterminous with the Building E Lease. The option to extend may be exercised by Tenant by a written notice ("Extension Notice") delivered to Landlord not less than two hundred seventy (270) nor more than three hundred sixty (360) days prior to the end of the Initial Term. Landlord's failure to so receive an Extension Notice shall be deemed Tenant's election not to extend the Initial Term, and Tenant shall thereafter have no further right to extend the Initial Term. If Tenant duly delivers its Extension Notice, the term of this Lease shall thereupon be extended in accordance with Tenant's election, and the Option Term shall begin on the day immediately following the last day of the Initial Term.

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        The Option Term shall be subject to all the terms and conditions of this
     Lease except that (i) the Basic Rent shall be the same amount per rentable square foot of the Premises as the Base Rent then payable pursuant to the Building E Lease and shall adjust as and when the Base Rent adjusts under the Building E Lease and the Base Year shall be adjusted to be the same
     Base Year as under the Building E Lease, (ii) after Tenant exercises its Option Term, Tenant shall have no further right to extend the Lease Term
     (as defined below), and (iii) the provisions of Paragraph 1(d) of the Lease shall be inapplicable to the Option Term.

        The Initial Term and the Option Term are collectively referred to herein as the "Lease Term."

     7. Rent. Commencing on the date that Tenant's rental obligations begin with
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respect to the Additional Space (as provided in Paragraph 1(c)(2) of the Lease)
(the "Additional Space Rent Commencement Date"), the Basic Rent for the Premises (per month) shall be calculated by multiplying 34,673 square feet times either
(i) $0.68557 if such date occurs prior to June 1, 1997, or (ii) $0.76057 if such date occurs on or after June 1, 1997. If such date occurs prior to June 1, 1997, Basic Rent, as calculated above, shall be adjusted on June 1, 1997 to $0.76057 per rentable square foot per month ($26,371.24). Commencing December 1, 1999, the Basic Rent shall be $27,238.07 per month, and commencing June 1, 2002, the Basic Rent shall be $28,104.89 per month.

     8. Tenant's Percentage. Subject to provisions of the Lease regarding
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commencement of the obligation to pay rent with respect to the Additional Space,
Landlord and Tenant agree that, effective as of the Additional Space Rent Commencement Date, Tenant's Percentage Share of the Project for purposes of the Lease is increased to 22.77% as a result of the addition of the Additional Space to the Premises.

     9. Equipment Platform(s). Tenant is hereby granted a license to construct
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and maintain, at Tenant's sole cost and expense, an additional platform or platforms above the roofs of Building A and/or Building C on which to install mechanical equipment necessary for Tenant's permitted use of the Premises ("Additional Equipment Platform"). The following terms and conditions shall apply to the installation, maintenance, and removal of each Additional Equipment
Platform:

        9.1. The terms and conditions set forth in Paragraphs 1(b)(1), 1(b)(2), 1(b)(3), 1(b)(4) and 15 of the Lease;

        9.2. Tenant shall maintain each Additional Equipment Platform in good condition and repair, at Tenant's sole cost and expense;

        9.3. If, as a result of Tenant's construction of any such Additional Equipment Platform, Landlord's out-of-pocket cost of repairing or replacing the roof of Building A and/or

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Building C is increased over the cost of repairing or replacing such roof absent the presence of the Additional Equipment Platform, Tenant shall promptly upon demand from Landlord reimburse Landlord for such actual additional cost at such time as the applicable repair or replacement occurs; provided, however, that if Landlord intends to seek any reimbursement for any such additional cost, it must, prior to authorizing any such work to be performed, provide to Tenant for Tenant's prior review and approval, which approval shall not be unreasonably withheld or unduly delayed, the following: (i) written notice of Landlord's estimate of any such additional cost and the basis for calculating such additional cost; and (ii) a copy of the proposed contract relating to the work to be performed.

        9.4. All Additional Equipment Platforms and related equipment shall, at the written request of Landlord, be removed by Tenant upon termination of this Lease and the roof shall be patched and repaired as reasonably required by Landlord as a result of the removal of the Additional Equipment Platform and associated equipment.

     10. Continued Effect. The Lease, as hereby amended, remains in full force
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and effect.

     IN WITNESS WHEREOF, the parties hereto, by their duly authorized and empowered representatives, have executed this FIRST AMENDMENT TO LEASE and make it effective as of the day and year first above written.

LANDLORD:                             TENANT:

SFO OFFICE ASSOCIATES LLC, a          MEGABIOS CORP., a California corporation
California limited liability company

By: /s/ Michael Halper                By:     /s/ Patrick G. Enright
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    Michael Halper                    Name:   Patrick G. Enright
    Manager                                  ------------------------------
                                      Title:  CFO and VP Business Development
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